SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) December 19, 2002
                                  -----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 9.  Forward Looking Information

On December 19, 2002, General Motors announced that it had entered into agreements to sell its light armored vehicle business, headquartered in London, Ontario, to General Dynamics Corporation for $1.1 billion. The transaction is expected to close in the first quarter of 2003.


          GM REACHES AGREEMENT WITH GENERAL DYNAMICS TO SELL GM DEFENSE

NEW YORK -- General Motors Corporation (NYSE: GM, GMH) has reached definitive agreement with General Dynamics Corporation (NYSE: GD) for the sale of GM Defense operations, its Light Armored Vehicle (LAV) business, for approximately US $1.1 billion in cash. GM will retain its Military Trucks business, which is located in Troy, Michigan.

The sale of GM Defense has been approved by the boards of directors of both companies and is subject to regulatory review. The transaction is expected to close in the first quarter of 2003.

"This transaction secures the best possible long-term future for the GM Defense business and its employees, while contributing significantly to GM's cash and liquidity objectives," said GM Chairman Jack Smith.

"I am very excited about the growth opportunities for GM Defense as part of a leading global defense company like General Dynamics," said Bill Pettipas, GM Defense Executive Director. "The ability to leverage General Dynamic's market-leading technologies with our great vehicle platform can only take our business to greater strength."

GM Defense, headquartered in London, Ontario, Canada, is a group of GM-owned business units engaged in the design and production of LAVs and supporting turret systems for military use. The group comprises research, design, and manufacturing facilities in London, Ontario; Goleta, California; Adelaide, Australia and Kreuzlingen, Switzerland, the birthplace for the Light Armored Vehicle (LAV) technology used today by GM Defense around the world.

GM Defense employs approximately 2,400 people. As the leading worldwide producer of LAVs, GM Defense has vehicles in service with the United States Marine Corps, the Canadian Army, and with other military forces around the globe. The operations' largest order - the U.S. Army's STRYKER Brigade Combat Team program
- is currently being supplied through an established joint venture with General Dynamics Land Systems.

General Motors, the world's largest vehicle manufacturer, designs, builds and markets cars and trucks worldwide, and has been the global automotive sales leader since 1931. GM employs about 350,000 people globally. More information on General Motors can be found at www.gm.com. More information about GM Defense can be found at www.gm-defense.com.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 54,000 people worldwide and anticipates 2002 revenues of approximately $14 billion. The company has leading market positions in land and amphibious combat systems, mission-critical information systems and technologies, shipbuilding and marine systems, and business aviation.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    December 19, 2002
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                                       By
                                            /s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)




















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